UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 13, 2017

Cogint, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-37893	77-0688094
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2650 North Military Trail, Suite 300, Boca Raton, Florida		33431
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-757-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 13, 2016, Cogint, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the total number of shares represented in person or by proxy was 40,186,569 of the 54,740,998 shares of the Company’s common stock, par value $0.0005 (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting as of the record date, April 18, 2017. The following matters were voted upon at the Annual Meeting.

The election of nine directors to serve on the Company’s Board of Directors until the next annual meeting of stockholders or until their successors are qualified and duly elected:

Director Nominee	For	Vote Withheld
Michael Brauser	39,547,375	639,194
Dr. Phillip Frost	39,193,318	993,251
Derek Dubner	39,900,359	286,210
Ryan Schulke	39,890,015	296,554
Peter Benz	39,876,567	310,002
Robert N. Fried	39,671,691	514,878
Donald Mathis	40,101,279	85,290
Steven D. Rubin	39,101,530	1,085,039
Robert Swayman	39,892,949	293,620

An advisory vote to approve the compensation paid to the Company’s named executive officers for 2016: FOR the resolution 39,491,477; AGAINST the resolution 537,669; ABSTAIN 157,423.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogint, Inc.

June 13, 2017	By:	/s/ Derek Dubner

Name: Derek Dubner
Title: CEO